 As filed with the Securities and Exchange Commission on October 12, 1999
                                                      Registration No. 333-86547

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              Amendment No. 2
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ---------------
                              Pennaco Energy, Inc.
             (Exact name of registrant as specified in its charter)
         Nevada                       1311                    88-0384598
    (State or other       (Primary Standard Industrial     (I.R.S. Employer
    jurisdiction of
    incorporation or      Classification Code Number)   Identification Number)
     organization)

                                ---------------
                          1050 17th Street, Suite 700
                             Denver, Colorado 80265
                                 (303) 629-6700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 Paul M. Rady,
                     President and Chief Executive Officer
                              Pennaco Energy, Inc.
                          1050 17th Street, Suite 700
                             Denver, Colorado 80265
                                 (303) 629-6700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
              David P. Oelman                        Robert A. Zuccaro
          Andrews & Kurth L.L.P.                     Latham & Watkins
          600 Travis, Suite 4200                     885 Third Avenue
           Houston, Texas 77002                  New York, New York 10022
              (713) 220-4200                          (212) 906-1200

      Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                ---------------
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

   This Amendment No. 2 to Pennaco Energy's Form S-1 is being filed to:

     1. Include a copy of the prospectus supplement dated October 12, 1999;
  and

     2. File a previously omitted exhibit.

               SUBJECT TO COMPLETION, DATED OCTOBER 11, 1999

PROSPECTUS SUPPLEMENT

(To preliminary prospectus dated September 28, 1999)

   This prospectus supplement supplements the preliminary prospectus dated September 28, 1999 of Pennaco Energy, Inc., relating to the public offering and sale of 2,000,000 shares of common stock, par value $.001, by Pennaco and 1,000,000 shares of common stock by the selling stockholder. This prospectus supplement should be read with the preliminary prospectus.


 Recent Developments

   As of October 11, 1999, Pennaco's net working interest gas production has increased to 21 million cubic feet, or MMcf, per day from approximately 100 producing wells located in the South Gillette Area in our Powder River Basin coal bed methane project. Our production has increased from the previously reported 11 MMcf per day due to the opening of KN Energy's Coal Searn Booster Compressor Station in the South Gillette Area.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The expenses of the offering are estimated to be as follows:

      SEC Registration Fee............................................ $ 11,330
      Printing Expenses...............................................  100,000
      Legal Fees and Expenses.........................................  100,000
      Accounting Fees and Expenses....................................   10,000
      NASD Fee........................................................    4,011
      Miscellaneous...................................................  104,659
                                                                       --------
        TOTAL......................................................... $330,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

   The Nevada Revised Statutes and certain provisions of the Company's Bylaws under certain circumstances provide for indemnification of the Company's officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the Company's Bylaws and to the statutory provisions.

   In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

   The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and must not have been adjudged liable for negligence or misconduct.

   Indemnification may also be granted pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to the Company to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Company.

Item 15. Recent Sales of Unregistered Securities.

   Set forth below is certain information concerning all sales of securities by the Company during the past three years that were not registered under the Securities Act.

   (a) The Company issued 995,000 shares of common stock in January 1998 pursuant to a share-for-share exchange with the stockholders of International Metal Protection, Inc. in a transaction conducted solely to reincorporate the Company in a new jurisdiction. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. There was no change in ownership and the stockholders made no significant investment decision.

   (b) The Company issued 500,000 shares of common stock in February 1998 for the purchase price of $.10 per share pursuant to a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. Proceeds to the Company were approximately $50,000. At that time, the Company had only a business plan and no assets. There were eleven offerees in this offering, all of whom made purchases and all of whom were sophisticated investors. The Company fully apprised each of the offerees of the Company's start-up nature and gave them full details regarding the Company's business plan. There was no general solicitation or advertising used in connection with the offer to sell or sale of these securities. The purchasers were advised that the securities, once purchased, could not be resold or otherwise transferred without subsequent registration under the Securities Act. Each purchaser represented to the Company that they were purchasing the securities for their own account for investment purposes only.

   (c) The Company issued 4,530,000 shares of common stock in February 1998 for a purchase price of $.22 per share pursuant to a Regulation D, Rule 504 offering. Proceeds to the Company were approximately $997,000. Offerees were provided with a private placement memorandum containing detailed information about the Company and its plan. The Company required each prospective investor to represent in writing that (i) they had adequate means of providing for their current needs and personal contingencies and had no need to sell the securities in the foreseeable future and (ii) they, either alone or with their duly designated purchaser representative, had such knowledge and experience in business and financial matters that they were capable of evaluating the risks and merits of an investment in the securities.

   (d) The Company issued 5,000,000 shares of common stock in April 1998 for a purchase price of $1.25 per share pursuant to a Regulation D, Rule 506 offering. Proceeds to the Company were $6,250,000. The Company accepted subscriptions only from accredited investors. Offerees were provided with a private placement memorandum containing detailed information about the Company and its plan. The Company required each prospective investor to represent in writing that (i) they had received and reviewed the private placement memorandum and understood the risks of an investment in the Company; (ii) they had the experience and knowledge with respect to similar investments which enabled them to evaluate the merits and risks of such investment, or they had obtained and relied upon an experienced independent adviser with respect to such evaluation; (iii) they had adequate means to bear the economic risk of such investment, including the loss of the entire investment; (iv) they had adequate means to provide for their current needs and possible personal contingencies; (v) they had no need for liquidity of their investment in the Company; (vi) they understood that the securities had not been registered under the Securities Act and may have not been registered or qualified under applicable state securities laws and, therefore, that they could not sell or transfer the securities unless the securities were subsequently registered or an exemption therefrom was available to them; (vii) they were acquiring the securities for investment solely for their own account and without any intention of reselling or distributing them; and (viii) they understood that the securities would bear a restrictive legend prohibiting transfers except in compliance with the provisions of the securities, the subscription agreement executed by the purchaser and the applicable federal and state securities laws.

   (e) The Company issued 128,000 common stock purchase warrants with an exercise price of $1.25 per share, exercisable after April 15, 1999 through April 15, 2000, to Yorkton in April 1998 pursuant to a private placement exemption from the registration requirements of the Securities Act under
Section 4(2) of the Securities Act. These warrants were issued pursuant to a negotiated transaction between the Company and Yorkton, whereby Yorkton agreed to provide corporate finance services to the Company for one year in return for these warrants.

   (f) The Company issued 2,000,000 shares of common stock in June 1998 to RIS pursuant to a Regulation D, Rule 506 offering for a purchase price of $1.75 per share. Proceeds to the Company were approximately

$3,500,000. The Company accepted subscriptions only from accredited investors. Offerees were provided with a private placement memorandum containing detailed information about the Company and its plan. The Company required each prospective investor to represent in writing that (i) they had received and reviewed the private placement memorandum and understood the risks of an investment in the Company; (ii) they had the experience and knowledge with respect to similar investments which enabled them to evaluate the merits and risks of such investment, or they had obtained and relied upon an experienced independent adviser with respect to such evaluation; (iii) they had adequate means to bear the economic risk of such investment, including the loss of the entire investment; (iv) they had adequate means to provide for their current needs and possible personal contingencies; (v) they had no need for liquidity of their investment in the Company; (vi) they understood that the securities had not been registered under the Securities Act and may have not been registered or qualified under applicable state securities laws and, therefore, that they could not sell or transfer the securities unless the securities were subsequently registered or an exemption therefrom was available to them; (vii) they were acquiring the securities for investment solely for their own account and without any intention of reselling or distributing them; and (viii) they understood that the securities would bear a restrictive legend prohibiting transfers except in compliance with the provisions of the securities, the subscription agreement executed by the purchaser and the applicable federal and state securities laws.

   (g) The Company issued 796,429 units in June, July and September 1998 pursuant to a Regulation D, Rule 506 offering to three members of the management team of the Company, for a purchase price of $1.75 per unit, each unit consisting of one share of common stock and one common stock purchase warrant for every two shares purchased. All units were purchased by three members of the management team of the Company. The warrants have an exercise price of $1.75 per share in the first year and $1.96 per share in the second year and are exercisable until September 4, 2000. Proceeds to the Company were approximately $1,394,000. Offerees were provided with a private placement memorandum containing detailed information about the Company and its plan. The Company required each prospective investor to represent in writing that (i) they had received and reviewed the private placement memorandum and understood the risks of an investment in the Company; (ii) they had the experience and knowledge with respect to similar investments which enabled them to evaluate the merits and risks of such investment, or they had obtained and relied upon an experienced independent adviser with respect to such evaluation; (iii) they had adequate means to bear the economic risk of such investment, including the loss of the entire investment; (iv) they had adequate means to provide for their current needs and possible personal contingencies; (v) they had no need for liquidity of their investment in the Company; (vi) they understood that the securities had not been registered under the Securities Act and may have not been registered or qualified under applicable state securities laws and, therefore, that they could not sell or transfer the securities unless the securities were subsequently registered or an exemption therefrom was available to them; (vii) they were acquiring the securities for investment solely for their own account and without any intention of reselling or distributing them; and (viii) they understood that the securities would bear a restrictive legend prohibiting transfers except in compliance with the provisions of the securities, the subscription agreement executed by the purchaser and the applicable federal and state securities laws.

   (h) The Company issued 1,215,000 units on September 4, 1998 pursuant to a Regulation D, Rule 506 offering for a purchase price of $3.25 per unit, each unit consisting of one share of common stock and one common stock purchase warrant for every two shares purchased. The warrants had an exercise price of $5.00 per share and expired on March 4, 1999. Proceeds to the Company were approximately $3,900,000. The Company accepted subscriptions only from accredited investors. Offerees were provided with a private placement memorandum containing detailed information about the Company and its plan. The Company required each prospective investor to represent in writing that (i) they had received and reviewed the private placement memorandum and understood the risks of an investment in the Company; (ii) they had the experience and knowledge with respect to similar investments which enabled them to evaluate the merits and risks of such investment, or they had obtained and relied upon an experienced independent adviser with respect to such evaluation; (iii) they had adequate means to bear the economic risk of such investment, including the loss of the entire investment; (iv) they had adequate means to provide for their current needs and possible personal contingencies; (v) they had no need for liquidity of their investment in the Company; (vi) they understood that the securities had not been registered under the Securities Act and may have not been registered or qualified under applicable state securities laws and, therefore, that they could not sell or transfer the securities unless the securities were subsequently registered or an exemption therefrom was available to them; (vii) they were acquiring the securities for investment solely for their own account and without any intention of reselling or distributing them; and (viii) they understood that the securities would bear a restrictive legend prohibiting transfers except in compliance with the provisions of the securities, the subscription agreement executed by the purchaser and the applicable federal and state securities laws. Yorkton served as placement agent for this private placement. As compensation, Yorkton received share purchase warrants to purchase 75,200 shares at an exercise price of $3.58. These share purchase warrants were issued pursuant to the same Regulation D, Rule 506 offering.

   Under the terms of a related escrow agreement, $763,750 in proceeds was deposited into an interest bearing escrow account together with certificates representing 235,000 units. The shares and the shares of common stock underlying the warrants were to be registered for resale under the Securities Act of 1993 with the U.S. Securities and Exchange Commission by December 31, 1998. The Company also agreed to have the shares qualified by way of an exemption order provided by the respective Securities Commissions in Canada by December 31, 1998. The registration statement has not been declared effective. Accordingly, as of December 31, 1998, the subscriber may elect to either purchase the escrow units or receive a refund from the escrow account paid with their subscription, plus interest thereon, and an additional unit for each ten units purchased in the offering. On February 28, 1999 all but one of the subscribers elected to receive an additional unit for each ten units purchased in the offering and, as a result, an additional 121,500 units are to be issued. The subscriber is also entitled to receive an additional unit for each ten units previously acquired in the offering in the event that the Company does not maintain an effective registration statement until such time as the registered securities may be resold pursuant to Rule 144 promulgated under the Act.

   (i) The Company issued 90,000 common stock purchase warrants with an exercise price of $4.72 per share, to SMS Operating, LLC under a private placement exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act. These warrants were issued pursuant to a negotiated transaction between the Company and SMS, whereby the Company acquired certain lease acreage from SMS partially in exchange for the warrants.

Item 16. Exhibits.

 Exhibit No. Title
 ----------- -----
    *1.1     Form of Underwriting Agreement
    +3.1     Amended and Restated Articles of Incorporation
     3.2     Bylaws (filed as Exhibit 3.2 to the Company's Form 10-SB File No.
             00-24881, filed September 15, 1998 and included herein by
             reference)
     4.1     Form of Warrant (filed as Exhibit 4.1 to the Company's Form SB-2
             File No. 333-68317, filed December 3, 1998 and included herein by reference)
    +5.1     Opinion of Kummer Kaempfer Bonner & Renshaw
    10.1     Mineral Lease Purchase Agreement dated February 23, 1998 between
             High Plains Associates, Inc. and Pennaco Energy, Inc. (filed as
             Exhibit 10.1 to the Company's Form 10-SB/A File No. 00-24881,
             filed September 15, 1998 and included herein by reference)
    10.2     Letter Agreement dated January 23, 1998 between High Plains
             Associates, Inc. and Taylor Oil Properties (filed as Exhibit 10.2 to the Company's Form 10-SB/A File No. 00-24881, filed September
             15, 1998 and included herein by reference)
    10.3     Assignment of Option and Exercise of Option dated March 6, 1998 between High Plains Associates, Inc. and Pennaco Energy, Inc.
             (filed as Exhibit 10.3 to the Company's Form 10-SB/A File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.4     Agreement dated March 6, 1998 between High Plains Associates, Inc.
             and Pennaco Energy, Inc. (filed as Exhibit 10.4 to the Company's
             Form 10-SB/A File No. 00-24881, filed September 15, 1998 and included herein by reference)

 Exhibit No. Title
 ----------- -----
    10.5     Pennaco Energy, Inc. 1998 Stock Option and Incentive Plan (filed as Exhibit 10.5 to the Company's Form 10-SB, File No. 00-24881,
             filed September 15, 1998 and included herein by reference)
    10.6     Form of Pennaco Energy, Inc. Incentive Stock Option Agreement
             (filed as Exhibit 10.6 to the Company's Form 10-SB, File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.7     Form of Pennaco Energy, Inc. Non-Statutory Stock Option Agreement
             (filed as Exhibit 10.7 to the Company's Form 10-SB, File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.8     Employment Agreement dated June 10, 1998 between Pennaco Energy,
             Inc. and Paul M. Rady (filed as Exhibit 10.8 to the Company's Form
             10-SB, File No. 00-24881, filed September 15, 1998 and included herein by reference)
    10.9     Employment Agreement dated July 2, 1998 between Pennaco Energy,
             Inc. and Glen C. Warren, Jr. (filed as Exhibit 10.9 to the
             Company's Form 10-SB, File No. 00-24881, filed September 15, 1998 and included herein by reference)
    10.10    Secured Promissory Note dated August 13, 1998 from Pennaco Energy,
             Inc. to Venture Capital Sourcing, SA (filed as Exhibit 10.10 to the Company's Form 10-SB/A File No. 00-24881, filed September 15,
             1998 and included herein by reference)
    10.11    Second Amendment to Security Agreement dated August 13, 1998 between Pennaco Energy, Inc. and Venture Capital Sourcing, SA
             (filed as Exhibit 10.11 to the Company's Form 10-SB/A File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.12    Purchase and Sale Agreement between Pennaco Energy, Inc., as
             Seller and CMS Oil and Gas Company, as Buyer, dated October 23,
             1998 (filed as Exhibit 10.12 to the Company's Form 10-SB, File No.
             00-24881, filed September 15, 1998 and included herein by
             reference)
    10.13    Secured Promissory Note dated October 23, 1998 from Pennaco
             Energy, Inc. to CMS Oil and Gas Company (filed as Exhibit 10.13 to the Company's Form 10-SB, File No. 00-24881, filed November 24,
             1998 and included herein by reference)
    10.14    Sublease Agreement dated October 23, 1998 between Pennaco Energy,
             Inc. and Evansgroup, Inc. (filed as Exhibit 10.14 to the Company's
             Form 10-SB/A File No. 00-24881 filed December 22, 1998 and included here by reference)
    10.15    Agreement Regarding the Drilling of Coal Bed Methane Wells (filed as Exhibit 10.15 to the Company's Form 10-SB/A File No. 00-24881,
             filed December 22, 1998 and included herein by reference)
    10.16    First Amendment to Purchase and Sale Agreement dated November 20,
             1998 (filed as Exhibit 10.16 to the Company's Form 10-SB/A File
             No. 00-24881, filed January 28, 1999 and included herein by reference)
    10.17    Second Amendment to Purchase and Sale Agreement dated January 15,
             1999 (filed as Exhibit 10.17 to the Company's Form 10-SB/A File
             No. 00-24881, filed January 28, 1999 and included herein by reference)
    10.18    Gas Gathering Agreement between Bear Paw Energy, Inc. and Pennaco
             Energy, Inc. dated February 1, 1999 (Portions of this Gas
             Gathering Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC.) Filed as Exhibit 10.18 to the Company's
             Form SB-2 (Reg. No. 333-68317) and included herein by reference
    10.19    Gas Gathering Agreement between CMS Continental Natural Gas, Inc.
             and Pennaco Energy, Inc. dated March 1, 1999 (Portions of this Gas
             Gathering Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC.) Filed as Exhibit 10.19 to the Company's
             Form SB-2 (Reg. No. 333-68317) and included herein by reference
    10.20    Gas Purchase Agreement between Western Gas Resources, Inc. and
             Pennaco Energy, Inc. dated April 1, 1999 (Portions of this Gas
             Purchase Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC.) Filed as Exhibit 10.20 to the Company's
             Form SB-2 (Reg. No. 333-68317) and included herein by reference

 Exhibit No. Title
 ----------- -----
    10.21    Base Contract for Short-Term Sale and Purchase of Natural Gas
             between Pennaco Energy, Inc. and Interenergy Resources Corporation
             dated April 1, 1999 (Portions of this Base Contract for Short-Term
             Sale and Purchase of Natural Gas have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC.) Filed as Exhibit 10.21 to the Company's Form SB-2 (Reg. No. 333-68317) and included herein by reference
    10.22    Gas Sales and Purchase Agreement between Montana--Dakota Utilities
             Co. and Pennaco Energy, Inc. dated March 1, 1999 (Portions of this
             Gas Sales and Purchase Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC. Filed as Exhibit 10.22 to the Company's Form SB-2 (Reg. No. 333-68317) and included herein by reference)
    10.23    Credit Facility (filed as Exhibit 4.1 to the Company's Form 10-QSB
             File No. 001-14943 for the quarter ended June 30, 1999, and included herein by reference).
   +23.1     Consent of KPMG LLP
   +23.2     Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit
             5.1)
   +23.3     Consent of Ryder Scott Company

--------
*Filed herewith.
**To be filed by amendment.
+Previously filed.

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any additional or changed material information on the plan of distribution.

   (2) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, to the City of Denver, State of Colorado, on the 11th day of October, 1999.

                                          Pennaco Energy, Inc.

                                                      /s/ Paul M. Rady
                                          By: _________________________________
                                                        Paul M. Rady
                                                  Chief Executive Officer,
                                               President, and Chairman of the
                                                           Board

   Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons on October 11, 1999 in the capacities indicated.

                  Name                                         Title
                  ----                                         -----

            /s/ Paul M. Rady            President, Chief Executive Officer, and
 ______________________________________  Chairman of the Board
              Paul M. Rady

        /s/ Glen C. Warren, Jr.         Chief Financial Officer, Executive Vice President,
 ______________________________________  and Director (Principal Financial and Accounting
          Glen C. Warren, Jr.            Officer)

         /s/ Gregory V. Gibson          Vice President, Legal, Secretary, and Director
 ______________________________________
           Gregory V. Gibson

                                        Director
 ______________________________________
             David W. Lanza

                                 EXHIBIT INDEX

 Exhibit No. Title
 ----------- -----
    *1.1     Form of Underwriting Agreement
    +3.1     Amended and Restated Articles of Incorporation
     3.2     Bylaws (filed as Exhibit 3.2 to the Company's Form 10-SB, File No.
             00-24881, filed September 15, 1998 and included herein by
             reference)
     4.1     Form of Warrant (filed as Exhibit 4.1 to the Company's Form SB-2
             File No. 333-68317, filed December 3, 1998 and included herein by reference)
    +5.1     Opinion of Kummer Kaempfer Bonner & Renshaw
    10.1     Mineral Lease Purchase Agreement dated February 23, 1998 between
             High Plains Associates, Inc. and Pennaco Energy, Inc. (filed as
             Exhibit 10.1 to the Company's Form 10-SB/A File No. 00-24881,
             filed September 15, 1998 and included herein by reference)
    10.2     Letter Agreement dated January 23, 1998 between High Plains
             Associates, Inc. and Taylor Oil Properties (filed as Exhibit 10.2 to the Company's Form 10-SB/A File No. 00-24881, filed September
             15, 1998 and included herein by reference)
    10.3     Assignment of Option and Exercise of Option dated March 6, 1998 between High Plains Associates, Inc. and Pennaco Energy, Inc.
             (filed as Exhibit 10.3 to the Company's Form 10-SB/A File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.4     Agreement dated March 6, 1998 between High Plains Associates, Inc.
             and Pennaco Energy, Inc. (filed as Exhibit 10.4 to the Company's
             Form 10-SB/A File No. 00-24881, filed September 15, 1998 and included herein by reference)
    10.5     Pennaco Energy, Inc. 1998 Stock Option and Incentive Plan (filed as Exhibit 10.5 to the Company's Form 10-SB, File No. 00-24881,
             filed September 15, 1998 and included herein by reference)
    10.6     Form of Pennaco Energy, Inc. Incentive Stock Option Agreement
             (filed as Exhibit 10.6 to the Company's Form 10-SB, File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.7     Form of Pennaco Energy, Inc. Non-Statutory Stock Option Agreement
             (filed as Exhibit 10.7 to the Company's Form 10-SB, File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.8     Employment Agreement dated June 10, 1998 between Pennaco Energy,
             Inc. and Paul M. Rady (filed as Exhibit 10.8 to the Company's Form
             10-SB, File No. 00-24881, filed September 15, 1998 and included herein by reference)
    10.9     Employment Agreement dated July 2, 1998 between Pennaco Energy,
             Inc. and Glen C. Warren, Jr. (filed as Exhibit 10.9 to the
             Company's Form 10-SB, File No. 00-24881, filed September 15, 1998 and included herein by reference)
    10.10    Secured Promissory Note dated August 13, 1998 from Pennaco Energy,
             Inc. to Venture Capital Sourcing, SA (filed as Exhibit 10.10 to the Company's Form 10-SB/A File No. 00-24881, filed September 15,
             1998 and included herein by reference)
    10.11    Second Amendment to Security Agreement dated August 13, 1998 between Pennaco Energy, Inc. and Venture Capital Sourcing, SA
             (filed as Exhibit 10.11 to the Company's Form 10-SB/A File No. 00-
             24881, filed September 15, 1998 and included herein by reference)
    10.12    Purchase and Sale Agreement between Pennaco Energy, Inc., as
             Seller and CMS Oil and Gas Company, as Buyer, dated October 23,
             1998 (filed as Exhibit 10.12 to the Company's Form 10-SB, File No.
             00-24881, filed September 15, 1998 and included herein by
             reference)
    10.13    Secured Promissory Note dated October 23, 1998 from Pennaco
             Energy, Inc. to CMS Oil and Gas Company (filed as Exhibit 10.13 to the Company's Form 10-SB, File No. 00-24881, filed November 24,
             1998 and included herein by reference)
    10.14    Sublease Agreement dated October 23, 1998 between Pennaco Energy,
             Inc. and Evansgroup, Inc. (filed as Exhibit 10.14 to the Company's
             Form 10-SB/A File No. 00-24881 filed December 22, 1998 and included here by reference)

 Exhibit No. Title
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
    10.15    Agreement Regarding the Drilling of Coal Bed Methane Wells (filed as Exhibit 10.15 to the Company's Form 10-SB/A File No. 00-24881,
             filed December 22, 1998 and included herein by reference)
    10.16    First Amendment to Purchase and Sale Agreement dated November 20,
             1998 (filed as Exhibit 10.16 to the Company's Form 10-SB/A File
             No. 00-24881, filed January 28, 1999 and included herein by reference)
    10.17    Second Amendment to Purchase and Sale Agreement dated January 15,
             1999 (filed as Exhibit 10.17 to the Company's Form 10-SB/A File
             No. 00-24881, filed January 28, 1999 and included herein by reference)
    10.18    Gas Gathering Agreement between Bear Paw Energy, Inc. and Pennaco
             Energy, Inc. dated February 1, 1999 (Portions of this Gas
             Gathering Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC. Filed as Exhibit 10.18 to the Company's
             Form SB-2 (Reg. No. 333-68317) and included herein by reference)
    10.19    Gas Gathering Agreement between CMS Continental Natural Gas, Inc.
             and Pennaco Energy, Inc. dated March 1, 1999 (Portions of this Gas
             Gathering Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC. Filed as Exhibit 10.19 to the Company's
             Form SB-2 (Reg. No. 333-68317) and included herein by reference)
    10.20    Gas Purchase Agreement between Western Gas Resources, Inc. and
             Pennaco Energy, Inc. dated April 1, 1999 (Portions of this Gas
             Purchase Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC. Filed as Exhibit 10.20 to the Company's
             Form SB-2 (Reg. No. 333-68317) and included herein by reference)
    10.21    Base Contract for Short-Term Sale and Purchase of Natural Gas
             between Pennaco Energy, Inc. and Interenergy Resources Corporation
             dated April 1, 1999 (Portions of this Base Contract for Short-Term
             Sale and Purchase of Natural Gas have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC. Filed as Exhibit 10.21 to the Company's Form SB-2 (Reg. No. 333-68317) and included herein by reference)
    10.22    Gas Sales and Purchase Agreement between Montana-Dakota Utilities
             Co. and Pennaco Energy, Inc. dated March 1, 1999 (Portions of this
             Gas Sales and Purchase Agreement have been omitted based upon a request for confidential treatment. Additionally, the omitted portions have been filed with the SEC. Filed as Exhibit 10.22 to the Company's Form SB-2 (Reg. No. 333-68317) and included herein by reference)
    10.23    Credit Facility (filed as Exhibit 4.1 to the Company's Form 10-QSB
             File No. 001-14943 for the quarter ended June 30, 1999, and included herein by reference).
   +23.1     Consent of KPMG LLP
   +23.2     Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit
             5.1)
   +23.3     Consent of Ryder Scott Company

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*Filed herewith.
**To be filed by amendment.
+Previously filed.